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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50508) pertaining to the Maxicare Health Plans, Inc. 1990 Stock Option Plan, the stock option agreement with Peter J. Ratican dated December 5, 1990, and the stock option agreement with Eugene L. Froelich dated December 5, 1990; the incorporation by reference in the Registration Statement on Form S-8 (No. 333-12803) pertaining to the Maxicare Health Plans, Inc. Outside Directors 1996 Formula Stock Option Plan, the Maxicare Health Plans, Inc. Senior Executives 1996 Stock Option Plan, the Maxicare Health Plans, Inc. 1995 Stock Option Plan, the Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Peter J. Ratican dated as of February 27, 1995, the Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Eugene L. Froelich dated as of February 27, 1995; the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88005) pertaining to the Maxicare Health Plans, Inc. 1999 Stock Option Plan; the incorporation by reference in the Registration Statement on Form S-3 (No. 333-48458); of our report dated March 23, 2001 except for Note 1 - Reverse Stock Split, which date is March 27, 2001, with respect to the 2000 consolidated financial statements and schedules of Maxicare Health Plans, Inc. in its annual report on Form 10-K for the year ended December 31, 2000.





Los Angeles, California

March 27, 2001